                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 1999

                                  iVillage Inc.
        -----------------------------------------------------------------
               (Exact name of Registrant as Specified in Charter)

         Delaware                  000-25469                  13-3845162
--------------------------  -----------------------  --------------------------
     (State or other            (Commission File           (IRS Employer
     jurisdiction of                Number)              Identification No.)
      organization)

170 Fifth Avenue, New York, New York                             10010
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:  (212) 604-0963

                      Not Applicable
-----------------------------------------------------------
(Former Name or Former Address if Changed Since Last Report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) KnowledgeWeb, Inc. Financial Statements For the Two Years Ended December 31, 1998

                        Report of Independent Accountants

January 29, 1999

To the Board of Directors and Shareholders of KnowledgeWeb, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, stockholders equity and cash flows present fairly, in all material respects, the financial position of KnowledgeWeb, Inc. at December 31, 1998 and 1997, and the results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                                 /s/ PricewaterhouseCoopers LLP

KnowledgeWeb, Inc.
Balance Sheets
December 31, 1998 and 1997
--------------------------------------------------------------------------------

Assets                                                                             1998                      1997

Current Assets

    Cash and cash equivalents                                                 $   103,852               $    9,718
    Accounts receivable, net of allowance of $12,538 and $0 as of                 113,855                   19,139
      December 31, 1998 and 1997, respectively

    Prepaid expenses                                                                1,126                      956
                                                                              -----------               ----------

      Total current assets                                                        218,833                   29,813
                                                                              -----------               ----------

Property and equipment, net                                                        65,057                   64,139
Internal use software, net                                                         71,954                   44,110
Other assets                                                                        5,429                    4,027

        Total assets                                                          $   361,273               $  142,089
                                                                              ===========               ==========

Liabilities and Stockholders' Equity

Current liabilities

    Accounts payable                                                          $    84,156               $   12,962
    Due to stockholder                                                            121,971                  148,184
    Current portion of capital lease obligations (Note 5)                          17,248                   11,947
    Accrued expenses and other current liabilities                                 66,017                    2,032
                                                                              -----------               ----------

      Total current liabilities                                                   289,392                  175,125

      Capital lease obligations, net of current obligations (Note 5)               22,936                   23,478
                                                                              -----------               ----------

        Total liabilities                                                         312,328                  198,603

Commitments and contingencies (Note 5)

Stockholders' Equity

    Convertible preferred stock, par value $0.0001 per share; 5,000,000
        shares authorized, 421,880 shares issued and outstanding                       42                        -

    Common stock, par value $0.0001 per share, 25,000,000 shares
       authorized, 5,111,111 and 4,973,000 shares issued and outstanding              511                      497
        as of December 31, 1998 and 1997, respectively

    Additional paid-in capital                                                    313,552                   64,502
    Unearned compensation                                                         (32,268)                       -
    Accumulated deficit                                                          (232,892)                (121,513)
                                                                              -----------               ----------

      Total stockholders' equity/(deficit)                                         48,945                  (56,514)
                                                                              -----------               ----------

        Total liabilities and stockholders' equity                            $   361,273               $  142,089
                                                                              ===========               ==========

   The accompanying notes are an integral part of these financial statements.

KnowledgeWeb, Inc.
Statements of Operations
December 31, 1998 and 1997
--------------------------------------------------------------------------------

                                                         1998           1997

Revenues                                            $  847,517      $  403,670

Costs and expenses:
   Cost of revenues                                    204,004          35,856
   General and administrative expenses                 754,792         374,023
   Interest expense, net                                   100              78
                                                    ----------      ----------

Net loss                                              (111,379)         (6,287)
                                                    ==========      ==========

Basic and diluted net loss per share                    $(0.02)         $(0.00)
                                                    ==========      ==========

Weighted average shares of common stock
   outstanding used in computing basic
   and diluted net loss per share                    5,075,543       4,892,268
                                                    ==========      ==========

   The accompanying notes are an integral part of these financial statements.

KnowledgeWeb, Inc.
Statements of Stockholders' Equity
December 31, 1998 and 1997
--------------------------------------------------------------------------------

                                         Convertible
                                       Preferred Stock       Common Stock       Additional
                                    --------------------  -------------------     Paid-In      Unearned     Accumulated
                                     Shares     Amount      Shares    Amount      Capital    Compensation     Deficit       Total
                                    --------   --------   ---------  --------   ----------   -------------  -----------  ----------
Balance at December 31, 1996               -   $      -   4,600,000  $    460     $ 39,540    $       -      $(115,226)   $(75,226)

Issuance of common stock                   -          -     373,000        37       24,962            -              -      24,999

Net loss                                   -          -           -         -            -            -         (6,287)     (6,287)
                                    --------   --------   ---------  --------   ----------   -------------  -----------  ----------

Balance at December 31, 1997               -          -   4,973,000       497       64,502            -       (121,513)    (56,514)

Issuance of common stock                   -          -     138,111        14       16,653            -              -      16,667
Issuance of Series A convertible
   preferred stock at $0.49 per
   share                             421,880         42           -         -      177,658            -              -     177,700
Compensation expense on option
   grants (Note 7)                         -          -           -         -       54,739      (32,268)                    22,471
Net loss                                   -          -           -         -            -            -       (111,379)   (111,379)
                                    --------   --------   ---------  --------   ----------   -------------  -----------  ----------

Balance at December 31, 1998         421,880   $     42   5,111,111  $    511     $313,552    $ (32,268)     $(232,892)   $ 48,945
                                    ========   ========   =========  ========   ==========   =============  ===========  ==========

   The accompanying notes are an integral part of these financial statements.

KnowledgeWeb, Inc.
Statements of Cash Flows
December 31, 1998 and 1997

                                                                                          1998              1997

Cash flows from operating activities:
    Net loss                                                                          $ (111,379)         $ (6,287)
    Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation and amortization                                                     91,061            66,490
        Bad debt expenses                                                                 12,538                 -
        Compensation expense on stock option grants                                       22,471                 -
        Changes in operating assets and liabilities:
           Accounts receivable, net                                                     (107,254)          (18,269)
           Prepaid expenses and other assets                                              (1,572)           (4,689)
           Accounts payable                                                              135,179            12,932
                                                                                      -----------         ---------

    Net cash provided by operating activities                                             41,044            50,177
                                                                                      -----------         ---------

Cash flows from investing activities:
    Purchase of fixed assets                                                             (15,628)           (9,174)
    Increase in capitalized software                                                     (84,757)          (46,351)
                                                                                      -----------         ---------

    Net cash used by investing activities                                               (100,385)          (55,525)
                                                                                      -----------         ---------

Cash flow from financing activities:
    Repayment of stockholder loan                                                        (32,038)          (23,087)
    Interest accretion on stockholder loans                                                5,825             6,918
    Advances by stockholder                                                                    -            11,398
    Repayment of capital lease obligations                                               (14,665)           (8,241)
    Proceeds from issuance of common stock                                                16,653            25,000
    Proceeds from issuance of convertible preferred stock                                177,700                 -
                                                                                      -----------         ---------

    Net cash provided by financing activities                                            153,475            11,988
                                                                                      -----------         ---------

Net increase in cash for the period                                                       94,134             6,640

Cash and cash equivalents, beginning of year                                               9,718             3,078
                                                                                      -----------         ---------
Cash and cash equivalents, end of year                                                 $ 103,852          $  9,718
                                                                                      ===========         =========
    Cash paid for:
      Interest                                                                        $   12,381          $  6,910
                                                                                      ===========         =========
      Income taxes                                                                    $        -          $      -
                                                                                      ===========         =========

   The accompanying notes are an integral part of these financial statements.

KnowledgeWeb, Inc.
Notes to Financial Statements
December 31, 1998 and 1997

--------------------------------------------------------------------------------

1.  Summary of Significant Accounting Policies

         Description of Business

         KnowledgeWeb, Inc. (the "Company") is a California corporation organized on January 4, 1995. The Company owns and operates the internet web site, Astrology.net. Astrology.net is a web site where users can receive information on astrology, and obtain astrology charts and reports. The Company conducts its business primarily in the United States within one industry segment.

         The Company's future prospects are subject to the risks and uncertainties frequently encountered by the companies in the new and evolving markets of the Internet product and services industry. These risks include the failure to develop and extend the Company's online services, vendors and/or advertisers, the inability of the Company to maintain and increase the levels of traffic on its online services, as well as other risks and uncertainties. In the event that the Company does not successfully overcome these risks, certain assets may not be recovered.

         Revenue Recognition

         The Company generates several types of revenue including the following:

             Chart sales

             The Company's web site enables users to generate personalized astrology reports based on the user's particulars. These charts are delivered online to the customer immediately upon request. Revenue is recognized upon delivery of the charts and when the collection of the receivables are reasonably assured.

             Advertising

             Advertising revenues are derived from the sale of banner advertisements on the Company's web site. The Company recognizes income from these advertisements over the period in which the advertisements are displayed.

             Custom licensing

             The Company also generates revenues through the licensing of astrological reports and editorials to other web sites and publications. Revenues from licensing are recognized in the period when the editorial is sold.

         Property and Equipment

         Property and equipment are stated at cost. Depreciation is computed using the straight-line method for software and the declining balance method for all other property and equipment over the estimated useful lives of the assets, generally three to five years.

KnowledgeWeb, Inc.
Notes to Financial Statements
December 31, 1998 and 1997

--------------------------------------------------------------------------------

         Internal Use Software

         The Company capitalizes internally developed software in accordance with Statement of Position 98-1. These capitalized costs primarily include payroll and benefits relating to employees engaged in developing the software plus direct outside costs incurred during the application development stage being achieved. Internally developed software is amortized on a straight-line basis over three years, beginning in the year in which the software is placed in service.

         Statement of Cash Flows

         The Company considers cash equivalents to be short term investments with original maturities of three months or less.

         Concentration of Credit Risk

         Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and accounts receivable. Substantially all of the Company's excess cash has been invested in highly liquid investments.

         The Company performs ongoing credit evaluations of its advertising customers' financial condition and generally does not require collateral on accounts receivable. The Company maintains allowances for credit losses and such losses have been within management's expectations. At December 31, 1998 three customers accounted for a total of 78% of the accounts receivable balance. At December 31, 1997 one customer represented 75% of the total accounts receivable balance. The same customer represented 13% and 30% of total revenues for the years ended December 31, 1998 and 1997, respectively.

         Income Taxes

         The Company calculates its income tax provision in accordance with Financial Accounting Standards Board (FASB) Statement No. 109. Deferred taxes are provided on temporary differences between the tax basis of assets or liabilities and amounts reported in the financial statements.

         Basic and Diluted Net Loss Per Share

         Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares consist of the common shares issuable upon conversion of the convertible preferred stock and shares issuable upon the exercise of stock options. These common equivalent shares could potentially dilute basic EPS in the future, however, they were not included in the current computation of diluted EPS because to do so would have been anti-dilutive.

KnowledgeWeb, Inc.
Notes to Financial Statements
December 31, 1998 and 1997

--------------------------------------------------------------------------------

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Supplier Concentration

         The Company depends on one unrelated supplier for the software that generates astrology reports and charts. The Company believes that, if necessary, this supplier could be replaced and that the quality and price of the new software would be similar.

2.  Property and Equipment

                                                   December 31,    December 31,
                                                       1998            1997

         Computer equipment and software            $  155,901     $  120,835
         Furniture and fixtures                          7,487          7,487
         Motor vehicle                                  12,848         12,848
                                                    ----------     ----------

                                                       176,236        141,170

         Less accumulated depreciation                (111,179)       (77,031)
                                                    ----------     ----------

                                                    $   65,057     $   64,139
                                                    ==========     ==========

     Depreciation expense for the years ended December 31, 1998 and 1997 totaled $34,148 and $38,148, respectively.

3.  Due to Stockholder

     One of the stockholders periodically transfers cash and other property to the Company in exchange for demand notes. In addition, this stockholder periodically makes payments on behalf of the Company in exchange for demand notes. These notes are unsecured, and carry a compounded interest rate of 5 percent.

     The balance of loans, including accrued interest, at December 31, 1998 and 1997 was $121,971 and $148,184, respectively.

KnowledgeWeb, Inc.
Notes to Financial Statements
December 31, 1998 and 1997

--------------------------------------------------------------------------------

4.  Internal Use Software

                                              December 31,         December 31,
                                                 1998                   1997

       Internal use software                  $   180,781          $   96,024
       Less accumulated amortization             (108,827)            (51,914)
                                              -----------          ----------

                                              $    71,954          $   44,110
                                              ===========          ==========


       Amortization expense for the years ended December 31, 1998 and 1997 totaled $56,913 and $32,008, respectively.

5.  Commitments and Contigencies

         Lease Commitments

         As of December 31, 1998, the Company leases office space under a cancelable operating lease. Rent expense was $38,624 and $16,761 for the years ended December 31, 1998 and 1997, respectively.

         As of December 31, 1998, the Company leased certain computer equipment under noncancelable capital leases. Future minimum lease payments required under the capital leases are as follows:

         1999                                                       $   26,153
         2000                                                           23,451
         2001                                                            5,029
         2002                                                                -
         2003 and thereafter                                                 -
                                                                    ----------

                    Total minimum lease payments                    $   54,633

         Less amount representing interest                              14,449

                                                                    ----------

         Present value of net minimum lease payments                    40,184

         Less current portion                                           17,248

                                                                    ----------

                                                                    $   22,936

                                                                    ==========


         The cost of equipment under capital lease included in property and equipment was $64,656 and $45,218 at December 31, 1998 and 1997, respectively.

KnowledgeWeb, Inc.
Notes to Financial Statements
December 31, 1998 and 1997

--------------------------------------------------------------------------------

         Employee Benefits

         The Company does not provide postretirement benefits to its employees, nor does the Company offer company-sponsored savings or pension plans.

6.  Income Taxes

     No provision for federal and state income taxes has been recorded as the Company has incurred net operating losses through December 31, 1998. The following table sets forth the primary components of deferred tax assets:

                                                     December 31,   December 31,
                                                        1998            1997

       Net operating loss and credit carryforwards   $  86,270       $  46,495
       Nondeductible expenses and reserves              15,404           5,838
                                                     ---------       ---------

       Gross deferred tax assets                       101,674          52,333
       Valuation allowance                            (101,674)        (52,333)
                                                     ---------       ---------

                                                     $       -       $       -
                                                     =========       =========

     At December 31, 1998 and 1997, the Company fully reserved its deferred tax assets. The Company believes uncertainty exists regarding the ultimate realizability of the deferred tax assets such that a full valuation allowance is required. If the Company achieves profitability, these net deferred tax assets would be available to offset future income taxes. Deferred tax assets and related valuation allowances of approximately $9,000 relate to operating loss carryforwards resulting from the issuance of employee stock options, the tax benefit of which, when recognized, will be accounted for as a credit to additional paid-in capital rather than a reduction of the income tax provision.

     At December 31, 1998, the Company had approximately $230,000 of federal net operating loss carryforwards for tax reporting purposes available to offset future taxable income; such carryforwards will expire beginning in 2010.

7.  Stockholders' Equity

     On August 18, 1998, the Company's Board of Directors approved an Amended and Restated Articles of Incorporation, for the purpose of (i) effecting a 100 for one stock split, (ii) the authorization of the Corporation to issue up to 25,000,000 shares of Common Stock and 5,000,000 of Preferred Stock, and (iii) the creation of a class of Series A Preferred Stock. It was also determined that the par value of the Preferred Stock and the Common Stock would be $0.0001 per share.

KnowledgeWeb, Inc.
Notes to Financial Statements
December 31, 1998 and 1997

--------------------------------------------------------------------------------

         Stock Split

         In August 1998, the Company's Board of Directors approved a 100 for one Common Stock split whereby stockholders of record on September 17, 1998 received 100 shares of Common Stock in exchange for each common share held on that date. All references to the number of shares of Common Stock, weighted average common shares, and per share amounts have been retroactively restated in the accompanying financial statements to reflect the 100 for one split.

         Preferred Stock

         At December 31, 1998, the Company has authorized 5,000,000 shares of Preferred Stock of which 1,300,000 has been designated Series A Convertible Preferred Stock ("Series A"). The remaining shares of Preferred Stock may be issued from time to time in one or more series. At December 31, 1998 the Company has 421,880 Series A shares issued and outstanding.

         Holders of Series A were entitled to receive noncumulative, preferential dividends of $0.0392 per annum, when and if declared by the Board of Directors. No such dividends were declared. In the event of liquidation, sale of the Company or corporate reorganization in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving Company, Series A shareholders were entitled to a per share distribution in preference to common shareholders equal to the original issue price per share of $0.49, plus any declared but unpaid dividends on each such share.

         Stock Option Plan

         In August 1998, the Board of Directors adopted the 1998 Stock Incentive Plan (the "Plan") which provided for the grant of up to 1,000,000 incentive stock options and non-qualified stock options. Notwithstanding the foregoing, at any given time the number of shares issuable upon exercise of all outstanding stock options shall not exceed a number of shares which is equal to 30% of the then outstanding shares of the Company.

         Under the Plan, incentive stock options may be granted to employees, officers and directors of the Company and non-qualified stock options may be granted to consultants, employees, directors, and officers of the Company. Options granted under the Plan must be issued at prices not less than 100% and 85%, for incentive and nonqualified stock options, respectively, of the fair market value of the stock on the date of grant as determined by the Board of Directors. The Plan requires that all options be exercised at a rate of not less than 20% per year, over five years, from the date of grant. Incentive options granted under the Plan shall vest over a four year period at a rate of 1/16th of the total shares subject to the option on the first day of each calendar quarter from the various vesting start dates. All non-qualified stock options were issued fully vested on the date of grant with the exception of 59,549 shares for which vesting is contingent upon a future event. Options to purchase 93,629 shares were exercisable at December 31, 1998.

KnowledgeWeb, Inc.
Notes to Financial Statements
December 31, 1998 and 1997

--------------------------------------------------------------------------------


         A summary of the Plan's activity is as follows:

                                                                     Weighted
                                                                     Average
                                           Available    Options     Price Per
                                           for Grant  Outstanding     Share
                                           ---------  -----------   ---------
         Balance at December 31, 1997              -          -       $    -

         Shares reserved                   1,000,000          -            -
         Options granted                    (228,079)    93,629         0.25
         Options exercised                         -          -            -
                                           ---------     ------       ------

         Balance at December 31, 1998        771,921     93,629       $ 0.25
                                           =========     ======       ======


         In November 1998, the Company granted options to purchase an aggregate of 228,079 shares of Common Stock at an exercise price of $0.25 per share. Based on an estimated market price of the stock, $0.49, at grant date, $54,739 of compensation expense relating to these options is to be recognized, of which $22,471 was recognized in 1998. The balance of the compensation expense is to be recognized over the remaining vesting period of the options.

         Stock Compensation

         The Company accounts for stock-based compensation in accordance with the provisions of APB 25. Had compensation expense been determined based on the fair value at the grant dates, as prescribed in SFAS 123, the Company's net loss would have been $114,188 and basic and diluted loss per share would have been $0.02 for the year ended December 31, 1998. The fair value of each option grant was determined on the date of grant using the minimum value method. The following assumptions were used to estimate the fair value of stock options granted to employees: expected life of 30 months; risk free interest rate of 4.55%; and no dividend yield. The weighted average fair value of options granted to employees at December 31, 1998 is $0.49. For pro forma purposes, the estimated fair value of the Company's stock options to employees is amortized over the options vesting period. Because additional stock options are expected to be granted each year, the above pro forma disclosures are not representative of pro forma effects on reported financial results for future years.

8.  Subsequent Events

         On February 18, 1999, the Company sold 100% of the outstanding stock of the Company to iVillage Inc. in exchange for 802,125 shares of iVillage Inc. common stock and approximately $1 million.

(b) Previously reported in the Registrant's registration statement on Form S-1 (File No.: 333-68749).

(c)      Exhibits
         --------
           None.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            iVillage Inc.
                                            (Registrant)

Date: May 4, 1999                           By: /s/ Craig T. Monaghan
                                                ------------------------------
                                                Craig T. Monaghan
                                                Chief Financial Officer